UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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☒ Definitive Proxy Statement
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POWER INTEGRATIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POWER INTEGRATIONS, INC.

5245 Hellyer Avenue

San Jose, California 95138

April 27, 2005

To Power Integrations Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Power Integrations, Inc. on June 3, 2005 at our principal executive offices located at 5245 Hellyer Avenue, San Jose, California 95138 at 1:00 p.m., local time.

The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed is a copy of the 2004 Power Integrations, Inc. Annual Report, which includes audited financial statements and certain other information.

It is important that you use this opportunity to take part in the affairs of Power Integrations, Inc. by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR VOTE ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE. Returning the proxy or voting electronically or by telephone does not deprive you of your right to attend the meeting and vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

Balu Balakrishnan

President and Chief Executive Officer

POWER INTEGRATIONS, INC.

5245 Hellyer Avenue

San Jose, California 95138

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 3, 2005

Dear Stockholder:

You are invited to attend the annual meeting of stockholders of Power Integrations, Inc., which will be held on June 3, 2005, at 1:00 p.m., local time, at our principal executive offices located at 5245 Hellyer Avenue, San Jose, California 95138, for the following purposes:

1.	To elect three (3) Class II directors to hold office for a three-year term and until their successors are elected and qualified.

2.	To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2005.

3.	To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on April 12, 2005 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our principal executive offices.

By order of the Board of Directors,

John M. Cobb

Corporate Secretary

San Jose, California

April 27, 2005

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR TO VOTE ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY PRIOR TO THE TIME IT IS VOTED, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

i

POWER INTEGRATIONS, INC.

5245 Hellyer Avenue

San Jose, California 95138

PROXY STATEMENT FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the board of directors of Power Integrations, Inc., a Delaware corporation (hereinafter referred to as “Power Integrations,” “Company,” “we,” “us” and “our”), for use at the annual meeting of stockholders to be held June 3, 2005, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy are being mailed to stockholders on or about April 27, 2005.

GENERAL INFORMATION

Annual Report.    An annual report for the year ended December 31, 2004 is enclosed with this proxy statement.

Voting Securities.    Only stockholders of record as of the close of business on April 12, 2005 will be entitled to vote at the meeting and any adjournment thereof. As of that date, Power Integrations had 29,522,305 shares of common stock, par value $.001 per share, issued and outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Stockholders may vote in person or by proxy via telephone or the internet. Each stockholder holding shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this proxy statement. Power Integrations’ bylaws provide that a majority of all of the shares of capital stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Broker Non-Votes.    A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors and ratification of auditors, both of which are the proposals in this Proxy Statement.

Solicitation of Proxies.    We will bear the cost of soliciting proxies and will solicit stockholders by mail, through our regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have Power Integrations’ stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. Power Integrations may use the services of the company officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, we have engaged the services of The Altman Group, a proxy solicitation firm, and will pay approximately $4,000 for these services. We will also reimburse The Altman Group for its reasonable, out-of-pocket expenses.

Voting of Proxies.    All shares represented by a valid proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to John Cobb, the corporate secretary of Power Integrations, at the principal executive offices at 5245 Hellyer Avenue, San Jose, California, 95138, of a written instrument revoking the proxy, a duly executed proxy with a later date or by attending the meeting and voting in person.

Telephone and Internet Voting.    Stockholders whose shares are registered in their own names may vote either via the Internet or by telephone. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded.

If a stockholder’s shares are registered in the name of a bank or brokerage firm, the stockholder may be eligible to vote the shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. If a stockholder’s bank or brokerage firm is participating in ADP’s program, the proxy card will provide instructions. If a stockholder’s proxy card does not reference Internet or telephone information, please complete and return the proxy card in the postage-prepaid envelope provided.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Power Integrations has a classified board of directors which currently consists of eight (8) authorized directors: two (2) of whom are Class I directors, three (3) of whom are Class II directors and three (3) of whom are Class III directors. Class I, Class II and Class III directors serve until the annual meeting of stockholders to be held in 2007, 2005 and 2006, respectively, and until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in that class whose terms expire at such annual meeting. On February 12, 2004, pursuant to the terms of our bylaws, the board of directors created a vacancy in Class III of the board of directors and thereafter appointed Balakrishnan S. Iyer to fill the vacancy.

The terms of Class II directors will expire on the date of the upcoming annual meeting. Accordingly, three persons are to be elected to serve as Class II directors of the board of directors at the meeting. The nominees of the board of directors as recommended by the nominating and corporate governance committee for election at the 2005 annual meeting of stockholders to Class II of the board of directors are Balu Balakrishnan, Nicolas E. Braithwaite and E. Floyd Kvamme. Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies received for the election of each nominee named in this section. If elected, each nominee will serve as a director until Power Integrations’ annual meeting of stockholders in 2008, and until his successor is elected and qualified. If the nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for a substitute nominee as the board of directors may designate.

The table below sets forth the names of and certain information about Power Integrations’ directors, including the Class II nominees to be elected at this meeting.

Name	Principal occupation with Power Integrations	Age	Director since
Class II nominees to be elected at the 2005 annual meeting of stockholders:
Balu Balakrishnan	President and Chief Executive Officer	50	2002
Nicholas E. Brathwaite	Director	45	2000
E. Floyd Kvamme	Director	67	1989

Class I directors whose terms expire at the 2007 annual meeting of stockholders:
R. Scott Brown	Director	64	1999
Steven J. Sharp	Director	63	1988

Class III directors whose terms expire at the 2006 annual meeting of stockholders:
Alan D. Bickell	Director	68	1999
Howard F. Earhart	Chairman of the Board	65	1995
Balakrishnan S. Iyer	Director	48	2004

Directors

The board of directors has determined that, other than Balu Balakrishnan, our president and chief executive officer, each of the members of the board of directors is an independent director for purposes of the Nasdaq rules.

Class II Nominees

Balu Balakrishnan has served as president and chief executive officer and as a director of Power Integrations since January 2002. He served as president and chief operating officer from April 2001 to January 2002. From January 2000 to April 2001, he was vice president of engineering and strategic marketing. From September 1997 to January 2000, he was vice president of engineering and new business development. From September 1994 to September 1997, Mr. Balakrishnan served as vice president of engineering and marketing.

Nicholas E. Brathwaite has served as a member of the board of directors since January 2000. Mr. Brathwaite has been with Flextronics, an electronics company, since the acquisition of nChip in 1995, where he held the position of Vice President and General Manager of Operations. As a founding member of nChip, Mr. Brathwaite was responsible for all manufacturing and operational activities including wafer fabrication, wafer test, and module assembly. Before joining nChip, Mr. Brathwaite spent six years with Intel Corporation, a microprocessor company, in various engineering management positions in technology development and manufacturing. He is also a member of the board of directors of Photon Dynamics, Inc., a yield management solutions company for the flat panel display market, and Hughes Software Systems, a software company in the communications industry.

E. Floyd Kvamme has served as a member of the board of directors since September 1989. Mr. Kvamme has been a general partner of Kleiner Perkins Caufield & Byers, a venture capital company, since 1984, and now is a partner emeritus. Mr. Kvamme also serves on the board of directors of Harmonic Inc., a broadband optical networking and digital video systems company, National Semiconductor, a semiconductor company, Photon Dynamics Inc., a yield management solutions company for the flat panel display market, and two private companies.

Class I Directors

R. Scott Brown has served as member of the board of directors since July 1999. Mr. Brown has been retired since May 1, 1999. From 1985 to May 1999, Mr. Brown served as senior vice president of worldwide sales and support for Xilinx, Inc., a designer and developer of complete programmable logic solutions for use by electronic equipment manufacturers.

Steven J. Sharp is one of the founders of Power Integrations and has served as a member of the board of directors since our inception in 1988. Mr. Sharp is chairman of the board of directors of TriQuint Semiconductor, a manufacturer of electronic components for the communications industry. He served as president, chief executive officer and chairman of the board of TriQuint Semiconductor from 1991 until July 2002. Mr. Sharp also serves on the board of directors of Pixelworks, Inc., a manufacturer of electronic components for pixel processing applications, and several private companies and charitable organizations.

Class III Directors

Alan D. Bickell has served as a member of the board of directors since April 1999. Mr. Bickell retired in 1996 after more than 32 years with Hewlett Packard, where he served as a corporate senior vice president and managing director of geographic operations since 1992. Mr. Bickell also serves on the board of directors of the Peking University Educational Foundation (USA) and is a member of the Menlo College board of trustees.

Howard F. Earhart served as our president, chief executive officer and as a director from January 1995 until January 2002 and continues as a member of the board of directors and the chairman of the board of directors. His management experience includes photographic film products at Eastman Kodak and consumer products at Memorex Corporation, where he was president of the consumer products group. Mr. Earhart also served as chief executive officer of Lin Data Corp. and Information Magnetics Corporation; both companies manufacture semiconductor-based components for the disk drive industry. Mr. Earhart currently serves on the board of directors of two private companies.

Balakrishnan S. Iyer became a member of the board of directors in February 2004. From October 1998 to June 2003, Mr. Iyer served as senior vice president and chief financial officer for Conexant Systems, Inc., a worldwide leader in semiconductor systems solutions for communications applications. From 1997 to 1998, Mr. Iyer served as senior vice president and chief financial officer for VLSI Technology, Inc. Mr. Iyer is currently a director of Conexant Systems, Inc., Invitrogen Corporation, Qlogic Corporation and Skyworks Solutions, Inc.

Vote Required and Board Of Directors’ Recommendation

If a quorum is present and voting, the three nominees for Class II directors receiving the greatest number of votes will be elected as Class II directors. Abstentions and broker-non-votes have no effect on the vote.

The board of directors unanimously recommends a vote “FOR” the nominees named above.

Board Of Directors’ Committees and Meetings

During fiscal 2004, the board of directors held eight (8) meetings. The board of directors has established an audit committee, a compensation and equity award committee and a nominating and corporate governance committee. Other than R. Scott Brown, each incumbent director attended at least 75% of the aggregate of such meetings of the board of directors and any committee of the board on which he served.

Audit Committee

The members of the audit committee from January 1, 2004 to April 19, 2004 were Alan D. Bickell, Nicholas E. Brathwaite and E. Floyd Kvamme. On April 19, 2004, the board of directors accepted Nicholas E. Brathwaite’s resignation from the audit committee and appointed Mr. Balakrishnan S. Iyer to the audit committee. Since April 19, 2004, the members of the audit committee of the board of directors have been Alan D. Bickell, Balakrishnan S. Iyer and E. Floyd Kvamme.

Each of the members of the audit committee during fiscal 2004, and those currently on the audit committee, are independent for purposes of Nasdaq and Securities and Exchange Commission rules as they apply to audit committee members. Mr. Alan D. Bickell is an audit committee financial expert, as defined in the rules of the Securities and Exchange Commission (sometimes referred to hereinafter as the “SEC”). The functions of the audit committee include recommending to the board of directors the retention of independent auditors, reviewing auditor independence, reviewing and approving the planning and staffing of the annual audit, reviewing and approving any fee arrangements with the auditors, overseeing their audit work, reviewing and pre-approving any services that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies, and reviewing and approving any related party transactions. During fiscal 2004, the audit committee held seven (7) meetings. For additional information concerning the audit committee, see “REPORT OF THE AUDIT COMMITTEE.”

Compensation and Equity Award Committee

The members of the compensation and equity award committee of the board of directors during fiscal 2004 were Alan D. Bickell, R. Scott Brown and E. Floyd Kvamme. Each member of the compensation and equity award committee is independent for purposes of the Nasdaq rules. The compensation and equity award committee’s function is to make decisions concerning salaries and incentive compensation for executive officers of Power Integrations. During fiscal 2004, the compensation and equity award committee held four (4) meetings. For additional information concerning the compensation and equity award committee, see “REPORT OF THE COMPENSATION AND EQUITY AWARD COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION.”

Nominating and Corporate Governance Committee

The board of directors formed a nominating and corporate governance committee on April 19, 2004. The members of the nominating and corporate governance committee are Nicholas E. Brathwaite, Balakrishnan S. Iyer and Steven J. Sharp. Each of the members of the nominating and corporate governance committee is independent for purposes of the Nasdaq rules. The primary responsibilities of the nominating and corporate governance committee are to identify individuals qualified to become members of the board of directors, select or recommend to the board of directors director nominees for each election of directors, develop and recommend to the board of directors criteria for selecting qualified director candidates, consider committee member qualifications, appointment and removal of directors, recommend and/or review the adequacy of corporate governance principles applicable to Power Integrations and provide oversight in the evaluation of the board of directors and each committee.

In fulfilling its responsibilities, the nominating and corporate governance committee considers the following factors in reviewing possible candidates for nomination as director:

•	the appropriate size of the board of directors and its committees;

•	the perceived needs of the board of directors for particular skills, background and business experience;

•	the skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the board of directors;

•	nominees’ independence from management;

•	applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•	the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The nominating and corporate governance committee’s goal is to assemble a board of directors that brings to Power Integrations a variety of perspectives and skills derived from high quality business and professional experience. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the best interests of our stockholders. They must also have an inquisitive and objective perspective and mature judgment. Director candidates must have sufficient time available in the judgment of the nominating and corporate governance committee to perform all board of director and committee responsibilities. Members of the board of directors are expected to prepare for, attend and participate in all board of director and applicable committee meetings.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in the best interests of Power Integrations and its stockholders. The nominating and corporate governance committee believes that it is preferable that at least one member of the board of directors should meet the criteria for an audit committee financial expert as defined by Securities and Exchange Commission rules. Under applicable listing requirements, at least a majority of the members of the board of directors must meet the definition of independent director. The nominating and corporate governance committee also believes it appropriate for one or more key members of Power Integrations’ management to participate as members of the board of directors.

The nominating and corporate governance committee will annually evaluate the current members of the board of directors whose terms are expiring and who are willing to continue in service against the criteria set forth above in determining whether to recommend these directors for election. The nominating and corporate governance committee will regularly assess the optimum size of the board of directors and its committees and the needs of the board of directors for various skills, background and business experience in determining if the board of directors requires additional candidates for nomination.

Candidates for nomination as director are expected to come to the attention of the nominating and corporate governance committee from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the nominating and corporate governance committee at any point during the year. Such candidates will be evaluated against the criteria set forth above. If the nominating and corporate governance committee believes at any time that it is desirable that the board of directors consider additional candidates for nomination, the committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the nominating and corporate governance committee believes it is appropriate, a third party search firm to assist in identifying qualified candidates.

The nominating and corporate governance committee will evaluate any recommendation for director nominee proposed by a stockholder. In order to be evaluated in connection with the nominating and corporate governance committee’s established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a stockholder must be sent in writing to Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138, Attn: Corporate Secretary, 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s annual meeting of stockholders and must contain the following information:

•	the candidate’s name, age, contact information and present principal occupation or employment; and

•	a description of the candidate’s qualifications, skills, background, and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a member of the board of directors.

All directors and director nominees must submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the nominating and corporate governance committee.

The nominating and corporate governance committee will evaluate incumbent directors, as well as candidates for director nominee submitted by directors, management and stockholders consistently using the criteria stated above and will select the nominees that in the nominating and corporate governance committee’s judgment best suit the needs of the board of directors at that time.

As an alternative for stockholders to suggest director nominees to our corporate governance and nominating committee, a stockholder may nominate directors for consideration at an annual or special meeting pursuant to the methods proscribed in our bylaws, as summarized below. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such stockholder’s intent to make such nomination or nominations has been given in writing to our corporate secretary. To be timely, a stockholder nomination for a director to be elected at an annual meeting must be received at our principal executive offices not less than 120 calendar days in advance of the first anniversary of the date that our proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, to be timely, the stockholder nomination must be received not later than the close of business on the 10th day following the first public announcement of the date of such meeting is made by us. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder notice.

In the event that the number of directors to be elected at an annual meeting is increased and there is no public announcement by Power Integrations naming the nominees for the additional directorships at least 130 days prior to the first anniversary of the date that Power Integrations’ (or its predecessor’s) proxy statement was released to stockholders in connection with the previous year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the corporate secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us.

In the event of a nomination for a director to be elected at a special meeting, notice by the stockholder, to be timely, must be received at our corporate offices (a) not later than the close of business on the 10th day following the day on which the notice of the special meeting was mailed or such public disclosure was made or (b) not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder notice.

The stockholder notice, whether for a nomination of a director at an annual meeting or at a special meeting of stockholders, shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of Power Integrations entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (e) the consent of each nominee to serve as a director of Power Integrations if so elected.

For stockholder nomination purposes, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”).

Notwithstanding the foregoing provisions of our bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in our bylaws. Nothing in the stockholder nomination process described in our bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Only persons nominated in accordance with the procedures set forth in our bylaws shall be eligible to serve as directors. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (i) to determine whether a nomination was made in accordance with the procedures set forth in our bylaws and (ii) if any proposed nomination was not made in compliance with our bylaws, to declare that such nomination shall be disregarded.

If the chairman of the meeting for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of our bylaws, such nomination shall be void.

Committee Charters and Other Corporate Governance Materials

The board of directors has adopted a charter for each of the committees as described above. The board of directors has also adopted a Code of Business Conduct and Ethics and a Policy for Reporting Violations and Complaints, both of which apply to all of our employees, officers and directors, and Corporate Governance Guidelines that apply principally to our board of directors. The nominating and corporate governance committee has adopted policies related to director nominations and communications by stockholders with members of the board of directors. All of our charters and corporate governance materials are available on our website at http://www.powerint.com/ir/ir_corpgov.htm and copies will also be provided without charge upon request. Requests should be directed in writing to Power Integrations, Inc. 5245 Hellyer Avenue, San Jose, California 95138; Attention: Investor Relations.

Communications with Directors

Stockholders may communicate with any and all of our directors by transmitting correspondence by mail or email addressed as follows:

Audit Committee Chairman, Alan D. Bickell

Power Integrations, Inc.

5245 Hellyer Avenue

San Jose, California, 95138

auditchairman@powerint.com

Director Attendance At Annual Meetings

Power Integrations encourages, but does not require, its board members to attend the annual stockholders meeting. Last year, one of our directors attended the annual meeting of stockholders.

Compensation of Directors

With the exception of the audit committee chairman and our one employee director, Balu Balakrishnan, directors of Power Integrations receive $3,750 per quarter for services provided as a director and $1,000 for each regularly scheduled meeting of the board of directors they attend. The audit committee chairman receives $5,000 per quarter for his services. Non-employee directors are reimbursed for all reasonable travel and related expenses incurred in connection with attending board and committee meetings. Additionally, directors who are not employees of Power Integrations receive yearly grants of options to purchase common stock under the 1997 Outside Directors Stock Option Plan. On December 13, 2004, Messrs. Kvamme and Sharp were each granted an option to purchase 10,000 shares of Power Integrations common stock under this plan at an exercise price of $19.10 per share. Mr. Earhart waived his right to receive a fee and grant of stock options as compensation for his services as a director. For his services as a director commencing in February 2004, Mr. Iyer was granted an option to purchase 30,000 shares of common stock at an exercise price of $28.55. Balu Balakrishnan, a member of our board of directors, chief executive officer and president, is not separately compensated for his services as a member of the board of directors.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee of the board of directors of Power Integrations has selected KPMG LLP as independent auditors to audit the consolidated financial statements of Power Integrations for the fiscal year ending December 31, 2005. KPMG LLP has acted in such capacity since its appointment in fiscal 2002. A representative of KPMG LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees billed to Power Integrations for the fiscal years ended December 31, 2004 and December 31, 2003 by Power Integrations independent auditors.

	Fiscal 2004	Fiscal 2003
Audit Fees(1)	$790,000	$229,650
Audit-Related Fees(2)	0	0
Tax Fees(3)	0	0
All Other Fees(4)	0	0

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. In 2004, audit fees also include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

We did not engage KPMG LLP to provide advice regarding financial information systems design and implementation during the year ended December 31, 2004.

The audit committee has a policy to approve in advance the engagement of its independent auditor for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any such engagement; provided, however, that the audit committee may establish pre-approval policies and procedures for any engagement to render such services, provided that such polices and procedures (a) are detailed as to particular services, (b) do not involve delegation to management of the audit committee’s responsibilities and (c) provide that, at its next scheduled meeting, the audit committee is informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures. In addition, the audit committee may delegate to one or more members of the committee the authority to grant pre-approvals for such audit and non-audit services, provided that (1) the decisions of such member(s) to grant any such pre-approval shall be presented to the audit committee at its next scheduled meeting and (2) the audit committee has established policies and procedures for such pre-approval of services consistent with the requirements of clauses (a) and (b) above.

Vote Required and Board of Directors’ Recommendation

Stockholder ratification of the selection of KPMG LLP as independent auditors is not required by our bylaws or otherwise. The board of directors, however, is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee and the board of directors will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the audit committee and the board of directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Power Integrations and our stockholders.

Approval of this proposal requires the affirmative vote of a majority of the votes cast at the annual meeting of stockholders, as well as the presence of a quorum representing a majority of all outstanding shares of Power Integrations, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The board of directors unanimously recommends a vote “FOR” ratifying the appointment of KPMG LLP as Power Integrations’ independent auditors for the fiscal year ending December 31, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 1, 2005, with respect to the beneficial ownership of Power Integrations’ common stock by:

•	each person known by Power Integrations to be the beneficial owner of more than 5% of Power Integrations common stock,

•	each executive officer named in the Summary Compensation Table below,

•	each director and director nominee of Power Integrations, and

•	all executive officers and directors of Power Integrations as a group.

The address for each executive officer, director and director nominee named below is Power Integrations principal executive offices located at 5245 Hellyer Avenue, San Jose, California, 95138.

	Shares Owned
Beneficial Owners(1)	Number of Shares(2)	Percentage(3)
5% Stockholders
Capital Research and Management Company(4) 333 Hope Street Los Angeles, CA 90071	3,878,500	13.10%
Delaware Management Business Trust(5) 2005 Market Street Philadelphia, PA 19103	2,389,420	8.07%
Wasatch Advisors, Inc.(6) 150 Social Hall Avenue Suite 400 Salt Lake City, UT 84111	2,322,010	7.84%
Westfield Capital Management Co. LLC(7) One Financial Center Boston, MA 02111	2,188,698	7.39%
Goldman Sachs Asset Management, L.P.(8) 32 Old Slip New York, NY 10005	1,620,198	5.47%
Executive officers and directors
Balu Balakrishnan(9)	1,568,763	5.07%
Derek Bell(10)	275,008	*
Bruce Renouard(11)	241,203	*
John Tomlin(12)	294,499	*
Clifford J. Walker(13)	279,220	*
Alan D. Bickell(14)	80,166	*
Nicholas E. Brathwaite(15)	50,427	*
R. Scott Brown(16)	84,166	*
Howard F. Earhart(17)	246,167	*
Balakrishnan S. Iyer(18)	12,500	*
E. Floyd Kvamme(19)	221,806	*
Steven J. Sharp(20)	59,166	*
All executive officers and directors as a group (13 persons)(21)	3,696,749	11.27%

*	Less than 1%

(1)	Power Integrations believes that the persons named in the table have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws (where applicable) and to the information contained in the footnotes to this table.

(2)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options to purchase common stock. Options to purchase common stock of Power Integrations held by executive officers are immediately exercisable but are subject to vesting which lapses over time. Options to purchase common stock that are exercised prior to full vesting are subject to repurchase by us until the common stock so purchased becomes fully vested. Options to purchase common stock granted to our directors are not immediately exercisable.

(3)	Percentages are based on 29,611,330 shares of common stock outstanding on April 1, 2005, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after April 1, 2005, or May 31, 2005, are deemed to be outstanding for the purposes of calculating that stockholder’s percentage of beneficial ownership.

(4)	Based on a Schedule 13G filed with the SEC on February 14, 2005, Capital Research and Management Company has sole power to dispose of (or direct the disposition of) all 3,878,500 shares and Small Cap World Fund, Inc. has sole power to vote (or direct the vote of) 2,000,000 of the shares.

(5)	Based on a Schedule 13G filed with the SEC on February 9, 2005, Delaware Management Business Trust as holder of the shares has sole power to dispose of (or direct the disposition of) all 2,389,420 shares and vote (or direct the vote of) all 2,383,280 shares. Based on a Schedule 13G filed with the SEC on February 14, 2005, Delaware Management Holding, Inc. as parent of Delaware Management Business Trust has sole power to dispose of (or direct the disposition of) all 2,389,420 shares and vote (or direct the vote of) all 2,383,280 shares.

(6)	Based on a Schedule 13G filed with the SEC on February 14, 2005, Wasatch Advisors, Inc. has sole power to dispose of (or direct the disposition of) and vote (or direct the vote of) all 2,322,010 shares.

(7)	Based on a Schedule 13G filed with the SEC on February 14, 2005, Westfield Capital Management Co. LLC has sole power to dispose of (or direct the disposition of) all 2,188,698 shares and vote (or direct the vote of) 1,905,461 shares.

(8)	Based on a Schedule 13G filed with the SEC on February 8, 2005, Goldman Sachs Asset Management, L.P. has sole power to dispose of (or direct the disposition of) all 1,620,198 shares and vote (or direct the vote of) 1,597,771 shares.

(9)	Includes 1,333,000 shares of common stock issuable upon exercise of options, of which 500,000 shares are subject to repurchase by Power Integrations as of May 31, 2005 (see footnote 2).

(10)	Includes 272,000 shares of common stock issuable upon exercise of options, of which 102,188 shares are subject to repurchase by Power Integrations as of May 31, 2005 (see footnote 2).
(11)	Includes 235,000 shares of common stock issuable upon exercise of options, of which 122,813 shares are subject to repurchase by Power Integrations as of May 31, 2005 (see footnote 2).

(12)	Includes 288,250 shares of common stock issuable upon exercise of options, of which 121,043 shares are subject to repurchase by Power Integrations as of May 31, 2005 (see footnote 2).

(13)	Includes 270,000 shares of common stock issuable upon exercise of options, of which 111,876 shares are subject to repurchase by Power Integrations as of May 31, 2005 (see footnote 2).

(14)	Includes 79,166 shares of common stock issuable upon exercise of options.

(15)	Consists of 50,427 shares of common stock issuable upon exercise of options.

(16)	Includes 79,166 shares of common stock issuable upon exercise of options.

(17)	Includes 145,000 shares of common stock issuable upon exercise of options.

(18)	Consists of 12,500 shares of common stock issuable upon exercise of options.

(19)	Includes 89,166 shares of common stock issuable upon exercise of options.

(20)	Consists of 59,166 shares of common stock issuable upon exercise of options.

(21)	See footnotes 9 through 21. Includes 3,192,841 shares of common stock issuable upon exercise of options, of which 1,065,420 shares are subject to repurchase by Power Integrations as of May 31, 2005.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table sets forth information concerning the total compensation of the current chief executive officer and the four other most highly compensated executive officers for the fiscal years ended December 31, 2004, 2003 and 2002:

Summary Compensation Table

	Annual Compensation						Long term compensation awards
Name and principal position	Year	Salary		Bonus(1)			No. of securities underlying options	All other compensation(2)
Balu Balakrishnan(3) President and Chief Executive Officer	2004 2003 2002	$ $ $	340,000 320,000 316,019	$ $ $	110,833 273,333 210,432	(4)	200,000 300,000 200,000	$ $ $	1,380 1,380 759
Derek Bell Vice President, Engineering	2004 2003 2002	$ $ $	235,000 225,000 225,000	$ $ $	40,000 100,000 97,100		45,000 45,000 40,000	$ $ $	1,260 1,242 759
Bruce Renouard Vice President, Worldwide Sales	2004 2003 2002	$ $ $	225,000 215,000 198,461	$ $ $	40,000 100,000 91,800		45,000 45,000 150,000	$ $ $	1,205 1,187 759
John Tomlin Vice President, Operations	2004 2003 2002	$ $ $	232,404 225,000 222,404	$ $ $	40,000 100,000 122,100		45,000 45,000 25,000	$ $ $	1,260 1,242 759
Clifford J. Walker Vice President, Corporate Development	2004 2003 2002	$ $ $	225,841 205,000 216,334	$ $ $	40,000 100,000 97,100		45,000 45,000 65,000	$ $ $	1,150 883 759

(1)	Bonuses are paid only if Power Integrations achieves its financial target for the year. Such bonuses are calculated based on a formula. See “REPORT OF THE COMPENSATION AND EQUITY AWARD COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION.”

(2)	Represents premiums paid by Power Integrations for life insurance coverage.

(3)	Mr. Balakrishnan was appointed chief executive officer of Power Integrations on January 21, 2002.

(4)	Includes $10,833 that was paid to Mr. Balakrishnan in 2004 with respect to his work on patents that were assigned to Power Integrations in 2004.

No compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year was paid pursuant to a long-term incentive plan during fiscal 2004 to any person named in the Summary Compensation Table above. Power Integrations does not have any defined benefit or actuarial plan under which benefits are determined primarily by final compensation or average final compensation and years of service with any of the officers in the Summary Compensation Table above.

OPTION GRANTS IN LAST FISCAL YEAR

The following table provides certain information concerning options to purchase Power Integrations’ common stock granted during the fiscal year ended December 31, 2004 to the persons named in the Summary Compensation Table:

	Number of Underlying Options Granted(1) (#)	% of Total Options Granted to Employees in Fiscal Year(2) (%)	Exercise Price Per Share(3) ($)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4) ($)
Name					5%	10%
Balu Balakrishnan	200,000	11.91	$27.22	2/2014	$3,423,702	$8,676,334
Derek Bell	45,000	2.68	$27.22	2/2014	$770,333	$1,952,175
Bruce Renouard	45,000	2.68	$27.22	2/2014	$770,333	$1,952,175
John Tomlin	50,000	2.98	$27.22	2/2014	$855,926	$2,169,083
Clifford J. Walker	45,000	2.68	$27.22	2/2014	$770,333	$1,952,175

(1)	Options granted in fiscal 2004 are immediately exercisable and generally vest fully within four years from the grant date subject to the optionee’s continued employment with Power Integrations. Such options generally vest at the rate of 1/8 on the six-month anniversary of the date of grant and 1/48 monthly thereafter. Power Integrations has a right to repurchase shares issued upon the exercise of unvested options until such shares become vested. Under the terms of the 1997 Stock Option Plan, the administrator retains discretion, subject to the 1997 Stock Option Plan limits, to modify the terms of outstanding options and to reprice outstanding options. The options have a term of 10 years, subject to earlier termination in certain situations related to termination of employment.

(2)	Based on options to purchase an aggregate of 1,679,037 shares that were granted in fiscal 2004.

(3)	All options were granted at an exercise price equal to the fair market value of Power Integrations’ stock on the date of grant.

(4)	Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the SEC and do not represent Power Integrations’ estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders’ continued employment through the vesting period. This table does not take into account any appreciation in the price of the common stock from the date of grant to date. The amounts reflected in this table may not necessarily be achieved.

AGGREGATED OPTION EXERCISES FOR FISCAL 2004 AND FISCAL 2004 YEAR-END VALUES

The following table provides certain information concerning exercises of options to purchase Power Integrations’ common stock during the fiscal year ended December 31, 2004, and unexercised options held as of December 31, 2004, by the persons named in the Summary Compensation Table above:

Aggregated Option Exercises In Last Fiscal Year And Fiscal 2004 Year-End Values

	Shares Acquired on Exercise (#)	Value Realized(2) ($)	Number of Securities Underlying Unexercised Options at 12/31/04 (#)		Value of Unexercised in-the-Money Options at 12/31/04(1) ($)
Name			Exercisable(3)	Unexercisable	Exercisable(3)	Unexercisable
Balu Balakrishnan	5,000	$88,234	728,831	404,169	$3,730,610	$846,534
Derek Bell	—	—	138,901	88,099	$795,869	$238,841
Bruce Renouard	—	—	87,187	102,813	$322,771	$264,579
John Tomlin	8,250	$102,819	136,478	106,772	$188,282	$126,769
Clifford J. Walker	—	—	138,332	81,668	$654,458	$169,617

(1)	Calculated on the basis of the fair market value of the underlying securities as of December 31, 2004 of $19.78 per share, as reported as the closing price on the Nasdaq Stock Market, minus the aggregate exercise price.

(2)	Fair market price on date of exercise, less exercise price.

(3)	The options in the table above are immediately exercisable in full at the date of grant, but shares purchased on exercise of unvested options are subject to a repurchase right in favor of Power Integrations lapsing ratably over 50 months for the 1998 Nonstatutory Stock Option Plan or 48 months for the 1997 Stock Option Plan and entitles Power Integrations to repurchase unvested shares at their original issuance price.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

Executive Benefits Agreements.    At a meeting held on April 18, 2002, the compensation and equity award committee approved Executive Benefits Agreements between Power Integrations and the then executive officers of Power Integrations. Currently, Power Integrations has entered into Executive Benefits Agreements with each of the following individuals, Balu Balakrishnan, the president and chief executive officer, Derek Bell, vice president, engineering, John M. Cobb, vice president, finance and administration and chief financial officer, Bruce Renouard, vice president, worldwide sales, John Tomlin, vice president, operations, and Clifford J. Walker, vice president, corporate development. The Executive Benefits Agreements provide for acceleration of the vesting of stock options on a change of control of Power Integrations, severance benefits in the event of a termination of employment under certain circumstances on or within 18 months following a change of control of Power Integrations, severance benefits in the event of a termination of employment without cause or resignation for good reason prior to a change of control of Power Integrations or subsequent to 18 months following a change of control, and retirement benefits upon an executive’s completion of time and service requirements.

A change of control is defined generally as acquisition by any person of a beneficial ownership of 50% or more of Power Integrations’ voting stock, certain mergers or other business combinations involving Power Integrations, the sale of more than 50% of Power Integrations’ assets, liquidation of Power Integrations or change in the majority of the incumbent members of the board of directors (except changes in the board of directors’ composition approved by a majority of the directors). For Mr. Balakrishnan, 50% of the then unvested shares vest upon a change of control, and vesting is increased to 100% if the acquiring company does not assume the options. For the other executive officers, 25% of the then unvested shares vest upon a change of control, and vesting increases to 50% if the acquiring company does not assume the options.

Each executive is entitled to severance benefits in the event that the executive is terminated without cause or resigns for good reason, on or within 18 months following a change of control. “Cause” includes, among other acts, a material act of theft, fraud, improper disclosure of confidential information, or an intentional act by an executive causing harm to the reputation of Power Integrations and “good reason” includes, among other acts, a material decrease in an executive’s compensation, responsibility level or relocation of more than 50 miles from executive’s current work place. Mr. Balakrishnan is entitled to a lump sum cash payment equal to twelve months of his annual salary plus target incentive bonus, acceleration of 100% of all his then unvested stock options, extension of the post termination stock option exercise period to one year, and continued medical and dental coverage under the Power Integrations health plans for twelve months at Power Integrations’ expense. Each of the other executive officers is entitled to a lump sum cash payment equal to six months of his annual salary and 50% of his target incentive bonus, acceleration of 50% of his then unvested stock options, extension of the post termination stock option exercise period to one year and continued medical and dental coverage under the Power Integrations health plans for six months at Power Integrations’ expense.

An executive is entitled to retirement benefits if he has served Power Integrations for a given number of years, has achieved a certain age and is not employed elsewhere, full or part time, or otherwise engaged in competition with Power Integrations. Mr. Balakrishnan is entitled to the extension of his post termination stock option exercise period for vested options for the term of the option and medical and dental benefits for his immediate family at Power Integrations’ expense until he achieves the age of 65; thereafter, participation in the health plans would be at Mr. Balakrishnan’s expense. Each of the other executive officers are entitled to the extension of his post termination stock option exercise period for vested options for the earlier of five years or the term of the option and medical and dental benefits for the executive officer’s immediate family at Power Integrations expense until the executive officer achieves the age of 65; thereafter, participation in the health plans would be at the executive officer’s expense. The post termination exercise period for the vested stock options will be extended only if such extension does not require Power Integrations to incur a compensation expense for financial statement purposes. These retirement benefits will also become available if Mr. Balakrishnan or each of the other executive officers terminates his employment due to death or disability.

If any part of the benefits provided under the Executive Benefits Agreements are determined by Power Integrations’ accountants to be an excess parachute payment under Section 280G of the Internal Revenue Code, the benefits will (i) either be reduced to the minimum extent necessary to have no excess parachute payment or (ii) be subject to the parachute payment, whichever amount provides the greatest amount of benefits.

Stock option agreements.    On February 4, 2004, the compensation and equity award committee granted Mr. Balakrishnan options to purchase 200,000 shares of common stock, each of Messrs. Cobb and Tomlin options to purchase 50,000 shares of common stock and each of Messrs. Bell, Renouard and Walker options to purchase 45,000 shares of common stock. Each grant is subject to a stock option agreement with terms pertaining to acceleration of vesting and extension of post termination exercise periods as described in the Executive Benefits Agreements described above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as otherwise disclosed in this proxy statement, during the fiscal year ended December 31, 2004, there was not, nor is there currently proposed any reportable transaction or series of reportable transactions involving any executive officer, director, director nominee, holder of more than 5% of any class of voting securities of Power Integrations or any immediate family member of the foregoing and Power Integrations. We have entered into indemnification agreements with each of our executive officers and directors. Such indemnification agreements require us to indemnify these individuals to the fullest extent permitted by law.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Power Integrations’ executive officers, directors and persons who beneficially own more than 10% of Power Integrations’ common stock to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish Power Integrations with copies of all Section 16(a) forms that they file.

Based solely on review of the forms furnished to Power Integrations and written representations from certain reporting persons, Power Integrations believes that all filing requirements applicable to the executive officers, directors and persons who beneficially own more than 10% of Power Integrations common stock were complied with in fiscal 2004 except that a statement of change in beneficial ownership of securities with respect to one disposition of 250 shares of common stock by John Tomlin was not timely filed. A corrective filing has since been made.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about Power Integrations’ common stock that may be issued upon the exercise of options, warrants and rights under all of the existing equity compensation plans as of December 31, 2004, including the Power Integrations 1988 Stock Option Plan, the Power Integrations 1997 Stock Option Plan, the Power Integrations 1997 Outside Directors Stock Option Plan, the Power Integrations 1997 Employee Stock Purchase Plan and the Power Integrations 1998 Non-Statutory Stock Option Plan.

Plan category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights (a) (#)		Weighted Average Exercise Price Of Outstanding Options, Warrants And Rights (b) ($)		Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding Securities Reflected In Column (a)) (c) (#)
Equity compensation plans approved by security holders	39,325 6,003,025 423,334 N/A	(1) (2) (3) (4)	$ $ $	0.69 18.75 24.18 N/A	0 4,708,666 286,668 626,545
Equity compensation plans not approved by security holders	223,595	(5)		$17.71	97,831

Total	6,689,279			$18.95	5,719,710

(1)	Issued under the Power Integrations 1988 Stock Option Plan.

(2)	Issued under the Power Integrations 1997 Stock Option Plan. The shares reserved for issuance under the 1997 Stock Option Plan are subject to an automatic increase on January 1 of each year by a number of shares equal to 5% of the issued and outstanding common stock on the preceding December 31. Beginning on January 1, 2006, the automatic increase of the shares reserved for issuance each year will decrease and equal 3.5% of the issued and outstanding common stock on the preceding December 31.

(3)	Issued under the Power Integrations 1997 Outside Directors Stock Option Plan.

(4)	Issued under the Power Integrations 1997 Employee Stock Purchase Plan.

(5)	Issued under the Power Integrations 1998 Nonstatutory Stock Option Plan.

Although the principal features of the 1998 Nonstatutory Stock Option Plan, also referred to as the 1998 Plan, are summarized below, the summary is qualified in its entirely by the full text of the 1998 Plan. Stockholder approval of the 1998 Plan was not required. A copy of the 1998 Plan can be found as filed on May 12, 2003 with the Securities and Exchange Commission in our quarterly report on Form 10-Q.

Material Features of the 1998 Plan

We have reserved a maximum of 1,000,000 shares of Common Stock for issuance under the 1998 Plan. The 1998 Plan provides for the granting of nonstatutory stock options to employees and consultants with exercise prices equal to at least 85% of the fair market value of our Common Stock on the date of grant. Options granted under the 1998 Plan generally have a 10-year term and vest at the rate of  1/4 of the shares on the first anniversary of the date of grant and  1/48 of the shares monthly thereafter. An option will generally remain exercisable for three months following termination of service, and six months if termination results from the optionee’s death or disability. The board of directors may amend or terminate the 1998 Plan at any time.

REPORT OF THE COMPENSATION AND EQUITY AWARD COMMITTEE

ON EXECUTIVE COMPENSATION

On December 31, 2004, Alan D. Bickell, R. Scott Brown and E. Floyd Kvamme were members of the compensation and equity award committee. Each member of the compensation and equity award committee is a non-employee member of the board of directors. For fiscal year ended December 31, 2004, all decisions concerning executive compensation were made by the compensation and equity award committee as constituted on December 31, 2004. This committee is responsible for setting and administering the policies governing annual compensation of the executive officers of Power Integrations. The compensation and equity award committee reviews the chief executive officer’s recommendations regarding the performance and compensation levels for executive officers other than our chief executive officer.

Overview

The goals of Power Integrations’ executive officer compensation policies are to attract, retain and reward executive officers who contribute to Power Integrations’ success, to align executive officer compensation with Power Integrations’ performance and to motivate executive officers to achieve Power Integrations’ business objectives. Power Integrations uses salary, bonus compensation and option grants to attain these goals. The compensation and equity award committee reviews compensation surveys and other data to enable the committee to compare Power Integrations’ compensation package with that of similarly-sized high technology companies in Power Integrations’ geographic area.

Salary

Base salaries of executive officers are reviewed annually, and if deemed appropriate, adjustments are made based on individual executive officer performance, scope of responsibilities and levels paid by similarly-sized high technology companies in Power Integrations’ geographic area. Commencing with the 2003 fiscal year, in determining the salaries of the executive officers, the compensation and equity award committee considered information provided by Power Integrations’ chief financial officer, as well as salary surveys and similar data prepared by Meyercord and Associates, Inc., an employment consulting firm.

In preparing the performance graph set forth in the section entitled “COMPARISON OF STOCKHOLDER RETURN,” Power Integrations has selected the CRSP Index for Nasdaq Electronic Components Stocks as its published industry index; however, the companies included in the Power Integrations’ salary surveys are not necessarily those included in this index, because companies in the index may not compete with Power Integrations for executive talent, and companies which do compete for executive officers may not be publicly traded.

The chief executive officer is responsible for evaluating the performance of all other executive officers and recommends salary adjustments which are reviewed and approved by the compensation and equity award committee. In addition to considering the performance of individual executive officers and information concerning competitive salaries, significant weight is placed on the financial performance of Power Integrations in considering salary adjustments.

Bonus Compensation

Target cash bonuses for each executive officer are set annually by the compensation and equity award committee and are based on the anticipated relative contribution of each executive officer to Power Integrations’ financial performance. The cash bonuses are paid annually. The actual amounts of the bonuses are determined by a formula which uses Power Integrations’ financial performance as its principal variable.

Stock Options

We strongly believe that equity ownership by executive officers provides incentives to build stockholder value and align the interests of our executive officers with our stockholders. The size of an option grant to an executive officer has generally been determined with reference to similarly-sized high technology companies in Power Integrations’ geographic area for similar positions, the responsibilities and expected future contributions of the executive officer, as well as recruitment and retention considerations. In fiscal 2004, the compensation and equity award committee approved, by a unanimous written consent, stock option grants under the 1997 Stock Option Plan to certain of the executive officers. See “OPTION GRANTS IN LAST FISCAL YEAR.”

Executive Benefits Agreements

In fiscal 2004, the compensation and equity award committee reviewed its policy regarding change of control agreements for executive officers. The compensation and equity award committee recognized the need to provide enhanced financial security to the executive officers, to promote the retention of the executive officers’ services, and with respect to a change of control, to induce such officers to remain employed during the uncertainty engendered by the possibility or pendency of a change of control or similar events. The compensation and equity award committee also concluded that the executive benefits agreements provided retention incentives in line with similar incentives at comparable companies. Accordingly, in fiscal 2004 the compensation and equity award committee approved stock option agreements pursuant to which stock options were granted in fiscal 2004 for each of the executive officers. The executive benefits agreements provide severance benefits, including acceleration of vesting of stock options upon a change of control and in the event of an involuntary termination prior to or within 18 months of a change of control, and certain retirement benefits, including medical and dental benefits and extension of post-termination exercise periods for stock options upon the retirement of an executive officer who has met certain age and service requirements. The stock option agreements provide for terms pertaining to acceleration of vesting and extension of post termination exercise periods which are described in the executive benefits agreements. These executive benefits agreements and stock option agreements are described further in this proxy statement in the section entitled “EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS.”

Compensation of Chief Executive Officer

Balu Balakrishnan has served as president since April 2001 and chief executive officer since January 2002. The compensation and equity award committee set Mr. Balakrishnan’s 2004 compensation, including a base salary of $340,000, in fiscal 2004. In determining eligibility for bonus compensation, the compensation and equity award committee reviewed Mr. Balakrishnan’s performance with regard to Power Integrations financial performance objectives including earnings per share targets. Mr. Balakrishnan received a bonus of $100,000 in connection with Power Integrations’ financial performance for 2004. In addition, as a result of his work on patents that were assigned to Power Integrations in 2004, Mr. Balakrishnan, pursuant to Power Integrations’ policy applicable to all employees, received a bonus of $10,833 in fiscal year 2004. Also, the compensation and equity award committee granted Mr. Balakrishnan options to purchase 200,000 shares of Power Integrations’ common stock based on the responsibilities and expected contributions of Mr. Balakrishnan, the compensation of chief executive officers at similarly situated companies and the retention value of the grant.

Deductibility of Executive Compensation

Power Integrations has considered the provisions of Section 162(m) of the Internal Revenue Code and the related Treasury Department regulations which restrict deductibility of executive compensation paid to each of the five most highly compensated executive officers at the end of any fiscal year to the extent the compensation exceeds $1,000,000 for any of those officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 1988 Stock Option Plan and 1997 Option Plan should qualify for an exemption from these restrictions. The compensation and equity award committee does not believe that other components of Power Integrations’ compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying this compensation for deductibility was necessary at this time. In the future, the compensation and equity award committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The compensation and equity award committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

THE COMPENSATION AND EQUITY AWARD COMMITTEE

Alan D. Bickell

R. Scott Brown

E. Floyd Kvamme

REPORT OF THE AUDIT COMMITTEE

The audit committee oversees Power Integrations’ financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. KPMG LLP is responsible for expressing an opinion as to the conformity of the audited financial statements with generally accepted accounting principles, and independent audit of management’s assessment of internal control over financial reporting and an independent audit of internal control over financial reporting in accordance with the standards of the Public Accounting Oversight Board and to issue a report thereon.

The members of the audit committee from January 1, 2004 to April 19, 2004 consisted of Alan D. Bickell, Nicholas E. Brathwaite and E. Floyd Kvamme. On April 19, 2004, the board of directors accepted Nicholas E. Brathwaite’s resignation from the audit committee and appointed Balakrishnan S. Iyer to the audit committee. During 2004, the audit committee always consisted of three directors, each of whom, in the judgment of the board of directors, is and was an “independent director” as defined in the listing standards for The Nasdaq Stock Market and the applicable Securities and Exchange Commission rules. The audit committee acts pursuant to the audit committee charter that has been adopted by the board of directors. A copy of this charter, as adopted on October 21, 2003, was attached to our proxy statement filed with the SEC on April 26, 2004 and is available on our website at http://www.powerint.com/ir/ir_corpgov.htm.

The audit committee has discussed and reviewed with the auditors all matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

The audit committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP, the Company’s independent auditors. Management is responsible for the preparation and presentation and integrity of Power Integrations’ financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. KPMG LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

During the course of fiscal year ended December 31, 2004, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The audit committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the audit committee received periodic updates provided by management and KPMG LLP at each regularly scheduled audit committee meeting. At the conclusion of the process, management provided the audit committee with and the audit committee reviewed a report on the effectiveness of the Company’s internal control over financial reporting. The audit committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC, as well as KPMG LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The audit committee continues to oversee our efforts related to internal control over financial reporting and management’s preparations for the evaluation in fiscal 2005.

The audit committee has received from the auditors a formal written statement describing all relationships between the auditors and Power Integrations that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

Based on the review and discussions referred to above, the audit committee recommended to Power Integrations board of directors that Power Integrations’ audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

MEMBERS OF THE AUDIT COMMITTEE AT THE END OF FISCAL 2004

Alan D. Bickell

Balakrishnan S. Iyer

E. Floyd Kvamme

COMPARISON OF STOCKHOLDER RETURN

Set forth below is a line graph comparing the annual percentage change in the cumulative total return on Power Integrations’ common stock with the cumulative total return of the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (“Nasdaq US”) and the CRSP Index for Nasdaq Electronic Components Stocks (“Nasdaq Electronic Components”) for the period commencing on December 31, 1999 and ending on December 31, 2004.(1)

Comparison of cumulative total return on investment since December 31, 1999

Power Integrations, Inc., Nasdaq Stock Market—US Index and the CRSP Index for

Nasdaq Electronic Components Stocks

(1)	Assumes that $100.00 was invested on December 31, 1999 in Power Integrations’ common stock at the closing price of $47.94 and at the closing sales price for each index on that date and that any dividends were reinvested. No dividends have been declared on the common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Proposals of stockholders intended to be presented at the 2006 annual meeting of the stockholders of Power Integrations must be received by Power Integrations, addressed to the corporate secretary, at the principal executive offices, not later than December 28, 2005, and satisfy the conditions established by the SEC for stockholder proposals to be included in Power Integrations’ proxy statement for that meeting. Stockholder business that is not intended for inclusion in the proxy materials may be brought before the annual meeting so long as Power Integrations receives notice of the proposal as specified by Power Integrations’ bylaws, addressed to the corporate secretary at its principal executive offices no later than December 28, 2005.

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the only business which the board of directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the board of directors

John M. Cobb

Corporate Secretary

April 27, 2005

DETACH HERE

PROXY

POWER INTEGRATIONS, INC.

Proxy for the Annual Meeting of Stockholders

To be held on June 3, 2005

Solicited by the Board of Directors

The undersigned hereby appoints Balu Balakrishnan and John M. Cobb, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Power Integrations, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 5245 Hellyer Avenue, San Jose, CA 95138 at 1:00 p.m., local time, and at any adjournment or postponement thereof (i) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 27, 2005, receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

POWER INTEGRATIONS, INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Authentication Number

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2.	Enter your Authentication Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Authentication Number listed above and follow the easy recorded instructions.

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DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING. A vote FOR the following proposals is recommended by the Board of Directors.

1.	To elect three (3) Class II directors to hold office for a
three-year term and until their successors are elected
and qualified.

Nominees: (01) Balu Balakrishnan, (02) Nicholas E.
Braithwaite and (03) E. Floyd Kvamme

			2 ..	To ratify the appointment of KPMG LLP as Power Integrations, Inc.’s independent auditors for the fiscal year ending December 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	FOR ☐	WITHHELD ☐

☐	For all nominees except as noted above

				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

				MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐

Please sign here. Sign exactly as your name(s) appears on your stock certificate. If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the
President or Vice President and the Secretary or Assistant Secretary. Executors
or administrators or other fiduciaries who execute the Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Signature:                                                       Date:                          Signature:                                                           Date: